Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli             Andrea Myers
Investor Relations             Corporate Communications
(918) 595-3027             (918) 594-7794

BOK Financial Reports Annual and Quarterly Earnings for 2015
TULSA, Okla. (Wednesday, January 27, 2016) - BOK Financial Corporation reported net income of $288.6 million or $4.21 per diluted share for the year ended December 31, 2015. Net income for the year ended December 31, 2014 was $292.4 million or $4.22 per diluted share.
Net income for fourth quarter of 2015 totaled $59.6 million or $0.89 per diluted share compared to net income of $74.9 million or $1.09 per diluted share for the third quarter of 2015.

Steven G. Bradshaw, President and CEO, stated, “It was a disappointing finish to the year, as the downgrade of a single large borrower in our energy portfolio during the fourth quarter necessitated a higher-than-expected provision for loan losses. However, this does not detract from the fact that 2015, on balance, was a successful and profitable year with strong loan and fee income growth and very good expense management all throughout the business. While the extended bear market in energy prices may mean additional loan loss provisions in 2016 and potentially a greater spillover impact on the economies in Oklahoma, Texas, and Colorado, we believe we are well-positioned to manage through the current commodities downturn and continue to grow and build shareholder value.”

Bradshaw added, “Reflecting management’s continued confidence in our business, we are investing in our future. The acquisition of MBT Bancshares, when it is closed later this year, is expected to transform our approach in the Kansas City market. The acquisition of Weaver Wealth Management expands our wealth management reach in the important North Texas market. And the acquisition of E-Spectrum Advisors adds energy industry M&A advisory to our stable of fee-generating businesses and supplements our energy lending and energy risk management businesses. In addition, we returned $149 million of capital to shareholders during the fourth quarter through our stock buyback program as well as regular quarterly dividends. ”

Highlights of the fourth quarter of 2015 included:

•
Net interest revenue totaled $181.3 million for the fourth quarter of 2015, up $2.6 million over the third quarter of 2015. Net interest margin increased to 2.64 percent, compared to 2.61 percent. Average earning assets increased $256 million over the prior quarter.

•
Fees and commissions revenue totaled $155.8 million for the fourth quarter of 2015, compared to $164.7 million for the third quarter of 2015. Mortgage banking revenue decreased $8.1 million due primarily to lower loan production volume.

•
Change in fair value of mortgage servicing rights, net of economic hedges increased pre-tax net income in the fourth quarter of 2015 by $2.6 million and decreased pre-tax net income in the third quarter of 2015 by $4.4 million.

•
Operating expenses were $232.6 million for the fourth quarter, an increase of $7.9 million over the previous quarter. Personnel expense increased $4.1 million and non-personnel expense increased $3.8 million.

•
A $22.5 million provision for credit losses was recorded in the fourth quarter, compared to $7.5 million for the third quarter of 2015. The additional provision reflects continued credit migration and increased impairment in our energy loan portfolio. Net loans charged off were $3.0 million for the fourth quarter of 2015, compared to $1.8 million in the third quarter.

•
The combined allowance for credit losses totaled $227 million or 1.43 percent of outstanding loans at December 31, 2015, compared to $208 million or 1.35 percent of outstanding loans at September 30, 2015. The portion of the combined allowance attributed to the energy portfolio totaled 2.89 percent of outstanding energy loans at December 31, an increase from 2.05 percent of outstanding energy loans at September 30.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $156 million or 0.99 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2015 and $119 million or 0.78 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2015. The increase over the prior quarter was primarily due to a single energy credit.

•
Average loans increased $395 million over the previous quarter due primarily to growth in commercial loans, partially offset by a decrease in commercial real estate loans. Period-end outstanding loan balances were $15.9 billion at December 31, 2015, an increase of $574 million over September 30, 2015. Commercial loan balances grew $455 million over the prior quarter.

•
Average deposits increased $12 million over the previous quarter. Growth in demand deposit balances was partially offset by lower interest-bearing transaction and time deposits compared to the prior quarter. Period end deposits grew by $469 million over September 30, 2015 to $21.1 billion at December 31, 2015.

•
The common equity Tier 1 capital ratio was 12.13 percent at December 31. In addition, the Company's Tier 1 capital ratio was 12.13 percent, total capital ratio was 13.30 percent and leverage ratio was 9.25 percent. At September 30, 2015, the common equity Tier 1 capital ratio was 12.78 percent, the Tier 1 capital ratio was 12.78 percent, total capital ratio was 13.89 percent and leverage ratio was 9.55 percent. The decrease in capital ratios was primarily due to share repurchases during the fourth quarter. The company repurchased 1,874,074 common shares at an average price of $63.91 per share.

•
The company paid a regular quarterly cash dividend of $29 million or $0.43 per common share during the fourth quarter of 2015. On January 26, 2016, the board of directors approved a quarterly cash dividend of $0.43 per common share payable on or about February 26, 2016 to shareholders of record as of February 12, 2016.

Net Interest Revenue
Net interest revenue increased $2.6 million over the third quarter of 2015.
Net interest margin was 2.64 percent for the fourth quarter of 2015, up from 2.61 percent for the third quarter of 2015. The yield on average earning assets was 2.86 percent, an increase of 3 basis points over the prior quarter. The yield on the available for sale securities portfolio increased 3 basis points to 2.04 percent. The loan portfolio yield increased 1 basis point to 3.55 percent. Funding costs increased 2 basis points over the prior quarter to 0.34 percent. The benefit of non-interest bearing funding sources increased by 2 basis points over the previous quarter.
Average earning assets increased $256 million during the fourth quarter of 2015. Average loan balances increased $395 million primarily due to commercial loan growth and available for sale securities increased $29 million. These increases were partially offset by a decrease in the average balance of residential mortgage loans held for sale, interest-bearing cash and cash equivalents and trading securities. Average deposits increased $12 million over the third quarter of 2015. The average balance of borrowed funds increased $132 million.
Fees and Commissions Revenue
Fees and commissions revenue totaled $155.8 million for the fourth quarter of 2015, an $8.8 million decrease compared to the third quarter of 2015 primarily due to a decrease in mortgage banking revenue.
Mortgage banking revenue totaled $25.0 million for the fourth quarter of 2015, a decrease of $8.1 million compared to the third quarter of 2015. Revenue from mortgage loan production decreased $8.6 million compared to the prior quarter. Increased average mortgage interest rates along with new disclosure requirements known as TRID and seasonal factors reduced mortgage production volume. Total mortgage loans originated during the fourth quarter decreased $249 million or 15 percent compared to the previous quarter and outstanding mortgage loan commitments at December 31 decreased $142 million or 19 percent from September 30. In addition, the value of mortgage loans and commitments held at December 31, net of forward sales contracts, decreased due to rising interest rates during the fourth quarter.
Brokerage and trading revenue totaled $30.3 million for the fourth quarter of 2015, down $1.3 million from the previous quarter. Underwriting revenue decreased $1.3 million due to the timing of completed transactions. Deposit service charges and fees totaled $22.8 million, a decrease of $793 thousand from the third quarter. The decrease was evenly distributed between commercial deposit fees that are based on transaction activity and overdraft fees.

Operating Expenses
Total operating expenses were $232.6 million for the fourth quarter of 2015, an increase of $7.9 million over the third quarter of 2015.
Personnel costs increased $4.1 million over the previous quarter. Incentive compensation increased $2.3 million, primarily due to a change in estimated share-based compensation expense. Share-based compensation includes grants with vesting criteria based on the Company's earnings per share growth relative to peers over a forward looking three-year performance period. The Company's forecasted earnings per share growth over the performance period increased due largely to common shares repurchased during the third and fourth quarters. Regular compensation expense increased $1.1 million. Employee benefits expense increased $757 thousand. Increased employee healthcare costs were partially offset by decreased retirement plan costs and a seasonal decrease in payroll taxes.
Non-personnel expense increased $3.8 million over the third quarter of 2015. Mortgage banking costs increased $2.4 million over the third quarter primarily due to continued resolution of outstanding claims from the servicing of defaulted government guaranteed mortgage loans. Outstanding claims decreased to $30 million at December 31, 2015 from $59 million at December 31, 2014 from these resolution efforts. Business promotion costs increased $2.5 million due to the timing of incurred expenses. Non-personnel expense for the third quarter included a $2.6 million charge to settle litigation and a $796 thousand contribution to the BOKF Foundation.
Loans, Deposits and Capital
Loans
Outstanding loans were $15.9 billion at December 31, 2015, an increase of $574 million over September 30. All loan categories grew over the prior quarter.
Outstanding commercial loan balances increased $455 million over September 30, 2015. Energy sector loans grew $259 million over September 30, 2015 and healthcare sector loans were up $142 million. Service sector loan balances grew by $78 million and other commercial and industrial loans increased $15 million. These increases were partially offset by a $40 million decrease in wholesale/retail sector loan balances. Unfunded energy loan commitments decreased by $355 million in the fourth quarter to $2.4 billion. The decrease in unfunded energy commitments largely reflects the increase in outstanding loans during the quarter. All other unfunded commercial loan commitments totaled $4.4 billion at December 31, 2015, an increase of $252 million over September 30, 2015.
Commercial real estate loans increased $24 million over September 30, 2015. Retail sector loans grew by $27 million over the prior quarter. Loans secured by office buildings increased $12 million and residential construction and land development loans increased $6.9 million. This growth was offset by a $13 million decrease in other commercial real estate loans and a $7.6 million decrease in loans secured by multifamily residential properties. Unfunded commercial real estate loan commitments totaled $1.1 billion at December 31, 2015, an increase of $128 million over September 30, 2015.

Norm Bagwell, executive vice president - Regional Banks, stated, “Loan growth was stronger than expected in the fourth quarter, driven by continued momentum in healthcare as well as growth in the energy portfolio. On a geographic basis, Kansas City, Oklahoma, and Arizona were our strongest markets, with double-digit annualized growth. To date, the business environment in our footprint has been sound despite the energy downturn, and we have yet to see any material spillover impact on the overall economy.”

Stacy Kymes, executive vice president - Corporate Banking, added, “Energy loan growth in the fourth quarter was positively impacted by advances we made to a well-secured longstanding energy client, as well as new business we generated from select, high quality opportunities. These demonstrate our continued commitment to energy lending even in the current commodity price environment. As we are now into the second year of low commodity prices, we are cognizant that credit losses may increase or even rise above what we have seen in previous cycles. However, we remain confident in our underwriting practices in energy lending, which have historically resulted in limited credit losses, and believe we are appropriately reserved and well-positioned to work through the current downturn.”
Deposits
Deposits totaled $21.1 billion at December 31, 2015, an increase of $469 million over September 30, 2015 primarily due to normal seasonality and temporary customer activity. Interest-bearing transaction account balances grew by $300 million and demand deposit balances increased $255 million. Time deposits decreased $92 million. Among the lines of business, commercial deposits increased $139 million, consumer deposits decreased $61 million and wealth management deposits increased $271 million.
Capital
New regulatory capital rules were effective for BOK Financial on January 1, 2015 and established a 7 percent threshold for the common equity Tier 1 ratio. The Company's common equity Tier 1 capital ratio was 12.13 percent at December 31, 2015. In addition, the Company's Tier 1 capital ratio was 12.13 percent, total capital ratio was 13.30 percent and leverage ratio was 9.25 percent at December 31, 2015. At September 30, 2015, the Company's common equity Tier 1 capital ratio was 12.78 percent, Tier 1 capital ratio was 12.78 percent, total capital ratio was 13.89 percent and leverage ratio was 9.55 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 9.02 percent at December 31, 2015 and 9.78 percent at September 30, 2015. The tangible common equity ratio is primarily based on total shareholders' equity which includes unrealized gains and losses on available for sale securities. The Company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $252 million or 1.58 percent of outstanding loans and repossessed assets at December 31, 2015 compared to $204 million or 1.33 percent of outstanding loans and repossessed assets at September 30, 2015. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $156 million or 0.99 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2015 and $119 million or 0.78 percent at September 30, 2015. The $37 million increase over the prior quarter was primarily due to a single energy credit.
Excluding loans guaranteed by U.S. government agencies, nonaccruing loans totaled $125 million or 0.80 percent of outstanding loans at December 31, 2015 compared to $85 million or 0.56 percent of outstanding loans at September 30, 2015. New nonaccruing loans identified in the fourth quarter totaled $55 million, offset by $7.0 million in payments received, $4.9 million in charge-offs and $3.0 million in foreclosures and repossessions. At December 31, 2015, nonaccruing commercial loans totaled $76 million or 0.75 percent of outstanding commercial loans, including $61 million or 1.98 percent of energy sector loans. Nonaccruing commercial real estate loans totaled $9.0 million or 0.28 percent of outstanding commercial real estate loans.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, increased to $155 million at December 31 from $120 million at September 30. The increase largely resulted from a $33 million increase in potential problem energy loans to $130 million.
Net charge-offs were $3.0 million for the fourth quarter of 2015, compared to net charge-offs of $1.8 million for the third quarter of 2015. Gross charge-offs totaled $4.9 million for the fourth quarter, compared to $5.3 million for the previous quarter. Recoveries totaled $1.9 million for the fourth quarter of 2015 and $3.5 million for the third quarter of 2015.
After evaluating all credit factors, including the inherent risk of falling energy prices, the Company determined that a $22.5 million provision for credit losses was necessary during the fourth quarter of 2015. The additional provision was necessary due to increased impairment and continued credit migration in our energy loan portfolio. In addition, a single borrower reported steeper than expected production declines and higher lease operating expenses, leading to a $14 million impairment on the loan. The combined allowance for credit losses totaled $227 million or 1.43 percent of outstanding loans and 181.46 percent of nonaccruing loans, excluding loans guaranteed by U.S. Government agencies, at December 31, 2015. The allowance for loan losses was $226 million and the accrual for off-balance sheet credit losses was $1.7 million.

Energy Portfolio Credit Quality
The Company's $3.1 billion energy loan portfolio consists of 82 percent of loans to exploration and production companies, 9 percent to energy services companies and 9 percent to midstream and other energy related borrowers. Substantially all of the loans to exploration and production companies are secured by first lien positions in established energy reserves. Only $10 million of these loans are in junior lien positions. None represent higher-risk mezzanine financing or subordinated debt and none are high-yield debt.
The portion of the allowance for credit losses attributed to the energy portfolio totaled $90 million or 2.89 percent of outstanding energy loans. Management believes this is appropriate based on the current risk characteristics of the energy portfolio.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $9.0 billion at December 31, 2015 and $8.8 billion at September 30, 2015. At December 31, 2015, the available for sale portfolio consisted primarily of $5.9 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.9 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
The available for sale securities portfolio had a net unrealized gain of $38 million at December 31, 2015, compared to a net unrealized gain of $145 million at September 30, 2015. The decrease in the net unrealized gain was primarily due to an increase in interest rates during the fourth quarter. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at December 31, 2015 decreased $68 million during the fourth quarter to a net unrealized gain of $37 million at December 31, 2015. Commercial mortgage-backed securities had a net unrealized loss of $13 million at December 31, 2015, compared to a net unrealized gain of $27 million at September 30, 2015.
In the fourth quarter of 2015, the Company recognized net gains of $2.1 million from sales of $436 million of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or to move into securities that are expected to perform better in the current rate environment. Net gains from sales of $451 million of available for sale securities in the third quarter of 2015 totaled $2.2 million.
The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. The value of our mortgage servicing rights increased by $7.4 million due primarily to an increase in residential mortgage interest rates during the fourth quarter of 2015. The value of securities and interest rate derivative contracts held as an economic hedge decreased by $4.9 million. The fair value of mortgage servicing rights, net of economic hedge, decreased by $4.4 million in the third quarter, primarily due to a decrease in residential mortgage interest rates.

Conference Call and Webcast

The Company will hold a conference call at 9 a.m. Central time on Wednesday, January 27, 2016 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-412-902-6611. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-0088 and referencing conference ID # 10078587.

About BOK Financial Corporation
BOK Financial is a $31 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of December 31, 2015 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2015	Sept. 30, 2015	Dec. 31, 2014
ASSETS
Cash and due from banks	$573,699	$489,268	$550,576
Interest-bearing cash and cash equivalents	2,069,900	1,830,105	1,925,266
Trading securities	122,404	181,131	188,700
Investment securities	597,836	612,384	652,360
Available for sale securities	9,042,733	8,801,089	8,978,945
Fair value option securities	444,217	427,760	311,597
Restricted equity securities	273,684	263,587	141,494
Residential mortgage loans held for sale	308,439	357,414	304,182
Loans:
Commercial	10,252,531	9,797,422	9,095,670
Commercial real estate	3,259,033	3,235,067	2,728,150
Residential mortgage	1,876,893	1,868,995	1,949,512
Personal	552,697	465,957	434,705
Total loans	15,941,154	15,367,441	14,208,037
Allowance for loan losses	(225,524)	(204,116)	(189,056)
Loans, net of allowance	15,715,630	15,163,325	14,018,981
Premises and equipment, net	306,490	294,669	273,833
Receivables	163,480	151,451	132,408
Goodwill	385,461	385,461	377,780
Intangible assets, net	43,909	44,999	34,376
Mortgage servicing rights, net	218,605	200,049	171,976
Real estate and other repossessed assets, net	30,731	33,116	101,861
Derivative contracts, net	586,270	726,159	361,874
Cash surrender value of bank-owned life insurance	303,335	300,981	293,978
Receivable on unsettled securities sales	40,193	30,009	74,259
Other assets	249,112	273,948	195,252
TOTAL ASSETS	$31,476,128	$30,566,905	$29,089,698

LIABILITIES AND EQUITY
Deposits:
Demand	$8,296,888	$8,041,767	$8,066,357
Interest-bearing transaction	9,998,954	9,698,849	10,114,355
Savings	386,252	380,296	351,431
Time	2,406,064	2,498,531	2,608,716
Total deposits	21,088,158	20,619,443	21,140,859
Funds purchased	491,192	62,297	57,031
Repurchase agreements	722,444	555,677	1,187,489
Other borrowings	4,837,879	4,635,150	2,133,774
Subordinated debentures	226,350	226,314	347,983
Accrued interest, taxes, and expense	119,584	158,048	120,211
Due on unsettled securities purchases	16,897	98,351	290,540
Derivative contracts, net	581,701	636,115	354,554
Other liabilities	124,284	159,348	121,051
TOTAL LIABILITIES	28,208,489	27,150,743	25,753,492
Shareholders' equity:
Capital, surplus and retained earnings	3,208,969	3,291,450	3,245,506
Accumulated other comprehensive income	21,587	85,776	56,673
TOTAL SHAREHOLDERS' EQUITY	3,230,556	3,377,226	3,302,179
Non-controlling interests	37,083	38,936	34,027
TOTAL EQUITY	3,267,639	3,416,162	3,336,206
TOTAL LIABILITIES AND EQUITY	$31,476,128	$30,566,905	$29,089,698

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
ASSETS
Interest-bearing cash and cash equivalents	$1,995,945	$2,038,611	$2,002,456	$2,089,546	$2,090,176
Trading securities	150,402	179,098	127,391	140,968	164,502
Investment securities	602,369	616,091	628,489	642,825	650,911
Available for sale securities	8,971,090	8,942,261	9,063,006	9,101,464	9,161,901
Fair value option securities	435,449	429,951	435,294	404,775	221,773
Restricted equity securities	262,461	255,610	221,911	179,385	182,737
Residential mortgage loans held for sale	310,425	401,359	464,269	348,054	321,746
Loans:
Commercial	10,024,756	9,685,768	9,634,306	9,308,307	8,886,952
Commercial real estate	3,186,629	3,198,200	2,989,615	2,909,565	2,665,547
Residential mortgage	1,835,195	1,847,696	1,857,464	1,909,998	1,904,777
Personal	540,418	460,647	423,967	426,712	424,729
Total loans	15,586,998	15,192,311	14,905,352	14,554,582	13,882,005
Allowance for loan losses	(207,156)	(202,829)	(198,400)	(194,948)	(190,787)
Total loans, net	15,379,842	14,989,482	14,706,952	14,359,634	13,691,218
Total earning assets	28,107,983	27,852,463	27,649,768	27,266,651	26,484,964
Cash and due from banks	514,629	487,283	492,737	513,734	528,595
Derivative contracts, net	657,780	669,264	475,687	447,565	352,565
Cash surrender value of bank-owned life insurance	301,793	299,424	297,022	294,803	292,411
Receivable on unsettled securities sales	62,228	64,591	94,374	99,706	69,109
Other assets	1,435,763	1,396,708	1,454,484	1,348,245	1,404,553
TOTAL ASSETS	$31,080,176	$30,769,733	$30,464,072	$29,970,704	$29,132,197

LIABILITIES AND EQUITY
Deposits:
Demand	$8,312,961	$7,994,607	$7,996,717	$7,885,485	$7,974,165
Interest-bearing transaction	9,527,491	9,760,839	10,063,589	10,338,396	9,730,564
Savings	382,284	379,828	381,833	365,835	346,132
Time	2,482,714	2,557,874	2,651,820	2,659,323	2,647,147
Total deposits	20,705,450	20,693,148	21,093,959	21,249,039	20,698,008
Funds purchased	73,220	70,281	63,312	69,730	71,728
Repurchase agreements	623,921	672,085	773,977	1,000,839	996,308
Other borrowings	4,957,175	4,779,981	4,001,479	3,084,214	3,021,094
Subordinated debentures	226,332	226,296	307,903	348,007	347,960
Derivative contracts, net	632,699	597,908	455,431	418,848	321,367
Due on unsettled securities purchases	248,811	90,135	151,369	205,096	137,566
Other liabilities	251,953	240,704	235,173	243,370	228,021
TOTAL LIABILITIES	27,719,561	27,370,538	27,082,603	26,619,143	25,822,052
Total equity	3,360,615	3,399,195	3,381,469	3,351,561	3,310,145
TOTAL LIABILITIES AND EQUITY	$31,080,176	$30,769,733	$30,464,072	$29,970,704	$29,132,197

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 31,		Dec. 31,
	2015	2014	2015	2014

Interest revenue	$196,782	$186,620	$766,828	$732,239
Interest expense	15,521	16,956	63,474	67,045
Net interest revenue	181,261	169,664	703,354	665,194
Provision for credit losses	22,500	—	34,000	—
Net interest revenue after provision for credit losses	158,761	169,664	669,354	665,194
Other operating revenue:
Brokerage and trading revenue	30,255	30,602	129,556	134,437
Transaction card revenue	32,319	31,467	128,621	123,689
Fiduciary and asset management revenue	31,165	30,649	126,153	115,652
Deposit service charges and fees	22,813	22,581	90,431	90,911
Mortgage banking revenue	25,039	30,105	134,375	109,093
Bank-owned life insurance	2,348	2,380	9,304	9,086
Other revenue	11,885	10,071	40,579	38,451
Total fees and commissions	155,824	157,855	659,019	621,319
Gain on other assets, net	2,329	338	5,702	2,953
Gain (loss) on derivatives, net	(732)	1,070	430	2,776
Gain (loss) on fair value option securities, net	(4,127)	3,685	(3,684)	10,189
Change in fair value of mortgage servicing rights	7,416	(10,821)	(4,853)	(16,445)
Gain on available for sale securities, net	2,132	149	12,058	1,539
Total other-than-temporary impairment losses	(2,114)	(373)	(2,895)	(373)
Portion of loss recognized in (reclassified from) other comprehensive income	387	—	1,076	—
Net impairment losses recognized in earnings	(1,727)	(373)	(1,819)	(373)
Total other operating revenue	161,115	151,903	666,853	621,958
Other operating expense:
Personnel	133,182	125,741	523,487	476,931
Business promotion	8,416	7,498	27,851	26,649
Charitable contributions to BOKF Foundation	—	1,847	796	4,267
Professional fees and services	10,357	11,058	40,123	44,440
Net occupancy and equipment	19,356	22,655	76,016	77,232
Insurance	5,415	4,777	20,375	18,578
Data processing and communications	31,248	30,259	122,383	115,225
Printing, postage and supplies	3,108	3,168	13,498	13,518
Net losses (gains) and operating expenses of repossessed assets	343	(1,497)	1,446	6,019
Amortization of intangible assets	1,090	1,100	4,359	3,965
Mortgage banking costs	11,496	11,166	38,997	31,705
Other expense	8,547	8,105	35,233	28,993
Total other operating expense	232,558	225,877	904,564	847,522

Net income before taxes	87,318	95,690	431,643	439,630
Federal and state income taxes	26,242	30,109	139,384	144,151

Net income	61,076	65,581	292,259	295,479
Net income attributable to non-controlling interests	1,475	1,263	3,694	3,044
Net income attributable to BOK Financial Corporation shareholders	$59,601	$64,318	$288,565	$292,435

Average shares outstanding:
Basic	66,378,380	68,481,630	67,594,689	68,394,194
Diluted	66,467,729	68,615,808	67,691,658	68,544,770

Net income per share:
Basic	$0.89	$0.93	$4.22	$4.23
Diluted	$0.89	$0.93	$4.21	$4.22

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
Capital:
Period-end shareholders' equity	$3,230,556	$3,377,226	$3,375,632	$3,357,161	$3,302,179
Risk weighted assets	$23,429,897	$22,706,537	$22,533,295	$22,053,246	$21,290,908
Risk-based capital ratios[1]:
Common equity tier 1	12.13%	12.78%	13.01%	13.07%	N/A
Tier 1	12.13%	12.78%	13.01%	13.07%	13.33%
Total capital	13.30%	13.89%	14.11%	14.39%	14.66%
Leverage ratio	9.25%	9.55%	9.75%	9.74%	9.96%
Tangible common equity ratio[2]	9.02%	9.78%	9.72%	9.86%	10.08%

Common stock:
Book value per share	$49.03	$49.88	$48.96	$48.71	$47.78
Market value per share:
High	$74.73	$70.26	$71.66	$61.78	$68.69
Low	$58.25	$57.04	$59.59	$52.63	$56.87
Cash dividends paid	$28,967	$28,766	$28,841	$28,952	$29,114
Dividend payout ratio	48.60%	38.41%	36.40%	38.68%	45.27%
Shares outstanding, net	65,894,032	67,713,031	68,945,139	68,922,314	69,113,736

Stock buy-back program:
Shares repurchased	1,874,074	1,258,348	—	502,156	200,000
Amount	$119,780	$80,276	$—	$29,484	$12,337
Average price per share	$63.91	$63.79	$—	$58.71	$61.68

Performance ratios (quarter annualized):
Return on average assets	0.76%	0.97%	1.04%	1.01%	0.88%
Return on average equity	7.12%	8.84%	9.50%	9.15%	7.79%
Net interest margin	2.64%	2.61%	2.61%	2.55%	2.61%
Efficiency ratio	67.93%	64.34%	64.21%	64.91%	67.95%

[1]       Risk-based capital ratios March 31, 2015 and thereafter calculated under revised regulatory capital rules issued July 2013 and effective for the Company January 1, 2015. Previous risk-based capital ratios presented are calculated in accordance with then current regulatory capital rules.

Reconciliation of non-GAAP measures:
[2] Tangible common equity ratio:
Total shareholders' equity	$3,230,556	$3,377,226	$3,375,632	$3,357,161	$3,302,179
Less: Goodwill and intangible assets, net	429,370	430,460	431,515	411,066	412,156
Tangible common equity	$2,801,186	$2,946,766	$2,944,117	$2,946,095	$2,890,023

Total assets	$31,476,128	$30,566,905	$30,725,563	$30,299,978	$29,089,698
Less: Goodwill and intangible assets, net	429,370	430,460	431,515	411,066	412,156
Tangible assets	$31,046,758	$30,136,445	$30,294,048	$29,888,912	$28,677,542

Tangible common equity ratio	9.02%	9.78%	9.72%	9.86%	10.08%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
Other data:
Fiduciary assets	$38,333,638	$37,780,669	$38,772,018	$37,511,746	$35,997,877
Tax equivalent adjustment	$3,222	$3,244	$3,035	$2,956	$2,859
Net unrealized gain on available for sale securities	$38,109	$144,884	$89,158	$152,107	$96,955

Mortgage banking:
Mortgage servicing portfolio	$19,678,226	$18,928,726	$17,979,623	$16,937,128	$16,162,887
Mortgage commitments	$601,147	$742,742	$849,619	$824,036	$627,505
Mortgage loans funded for sale	$1,365,431	$1,614,225	$1,828,230	$1,565,016	$1,264,269
Mortgage loan refinances to total fundings	41%	30%	40%	56%	37%
Mortgage loans sold	$1,424,527	$1,778,099	$1,861,968	$1,382,042	$1,350,529

Net realized gains on mortgage loans sold	$15,705	$18,968	$23,856	$17,251	$17,671
Change in net unrealized gain on mortgage loans held for sale	(5,615)	(251)	(743)	8,789	(482)
Total production revenue	10,090	18,717	23,113	26,040	17,189
Servicing revenue	14,949	14,453	13,733	13,280	12,916
Total mortgage banking revenue	$25,039	$33,170	$36,846	$39,320	$30,105

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(732)	$1,460	$(1,005)	$911	$1,070
Gain (loss) on fair value option securities, net	(4,127)	5,926	(8,130)	2,647	3,685
Gain (loss) on economic hedge of mortgage servicing rights	(4,859)	7,386	(9,135)	3,558	4,755
Gain (loss) on changes in fair value of mortgage servicing rights	7,416	(11,757)	8,010	(8,522)	(10,821)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$2,557	$(4,371)	$(1,125)	$(4,964)	$(6,066)

Net interest revenue on fair value option securities	$2,137	$2,140	$1,985	$1,739	$912

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014

Interest revenue	$196,782	$193,664	$191,813	$184,569	$186,620
Interest expense	15,521	15,028	16,082	16,843	16,956
Net interest revenue	181,261	178,636	175,731	167,726	169,664
Provision for credit losses	22,500	7,500	4,000	—	—
Net interest revenue after provision for credit losses	158,761	171,136	171,731	167,726	169,664
Other operating revenue:
Brokerage and trading revenue	30,255	31,582	36,012	31,707	30,602
Transaction card revenue	32,319	32,514	32,778	31,010	31,467
Fiduciary and asset management revenue	31,165	30,807	32,712	31,469	30,649
Deposit service charges and fees	22,813	23,606	22,328	21,684	22,581
Mortgage banking revenue	25,039	33,170	36,846	39,320	30,105
Bank-owned life insurance	2,348	2,360	2,398	2,198	2,380
Other revenue	11,885	10,618	9,473	8,603	10,071
Total fees and commissions	155,824	164,657	172,547	165,991	157,855
Gain on other assets, net	2,329	1,161	1,457	755	338
Gain (loss) on derivatives, net	(732)	1,283	(1,032)	911	1,070
Gain (loss) on fair value option securities, net	(4,127)	5,926	(8,130)	2,647	3,685
Change in fair value of mortgage servicing rights	7,416	(11,757)	8,010	(8,522)	(10,821)
Gain on available for sale securities, net	2,132	2,166	3,433	4,327	149
Total other-than-temporary impairment losses	(2,114)	—	—	(781)	(373)
Portion of loss recognized in (reclassified from) other comprehensive income	387	—	—	689	—
Net impairment losses recognized in earnings	(1,727)	—	—	(92)	(373)
Total other operating revenue	161,115	163,436	176,285	166,017	151,903
Other operating expense:
Personnel	133,182	129,062	132,695	128,548	125,741
Business promotion	8,416	5,922	7,765	5,748	7,498
Contribution to BOKF Foundation	—	796	—	—	1,847
Professional fees and services	10,357	10,147	9,560	10,059	11,058
Net occupancy and equipment	19,356	18,689	18,927	19,044	22,655
Insurance	5,415	4,864	5,116	4,980	4,777
Data processing and communications	31,248	30,708	30,655	29,772	30,259
Printing, postage and supplies	3,108	3,376	3,553	3,461	3,168
Net losses (gains) and operating expenses of repossessed assets	343	267	223	613	(1,497)
Amortization of intangible assets	1,090	1,089	1,090	1,090	1,100
Mortgage banking costs	11,496	9,107	8,227	10,167	11,166
Other expense	8,547	10,601	9,302	6,783	8,105
Total other operating expense	232,558	224,628	227,113	220,265	225,877
Net income before taxes	87,318	109,944	120,903	113,478	95,690
Federal and state income taxes	26,242	34,128	40,630	38,384	30,109
Net income	61,076	75,816	80,273	75,094	65,581
Net income attributable to non-controlling interests	1,475	925	1,043	251	1,263
Net income attributable to BOK Financial Corporation shareholders	$59,601	$74,891	$79,230	$74,843	$64,318

Average shares outstanding:
Basic	66,378,380	67,668,076	68,096,341	68,254,780	68,481,630
Diluted	66,467,729	67,762,483	68,210,353	68,344,886	68,615,808
Net income per share:
Basic	$0.89	$1.09	$1.15	$1.08	$0.93
Diluted	$0.89	$1.09	$1.15	$1.08	$0.93

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
Commercial:
Energy	$3,097,328	$2,838,167	$2,902,143	$2,902,994	$2,860,428
Services	2,784,276	2,706,624	2,681,126	2,592,876	2,391,530
Healthcare	1,883,380	1,741,680	1,646,025	1,511,177	1,454,969
Wholesale/retail	1,422,064	1,461,936	1,533,730	1,405,800	1,440,015
Manufacturing	556,729	555,677	579,549	560,925	532,594
Other commercial and industrial	508,754	493,338	433,148	417,391	416,134
Total commercial	10,252,531	9,797,422	9,775,721	9,391,163	9,095,670

Commercial real estate:
Retail	796,499	769,449	688,447	658,860	666,889
Multifamily	751,085	758,658	711,333	749,986	704,298
Office	637,707	626,151	563,085	513,862	415,544
Industrial	563,169	563,871	488,054	478,584	428,817
Residential construction and land development	160,426	153,510	148,574	139,152	143,591
Other real estate	350,147	363,428	434,004	395,020	369,011
Total commercial real estate	3,259,033	3,235,067	3,033,497	2,935,464	2,728,150

Residential mortgage:
Permanent mortgage	945,336	937,664	946,324	964,264	969,951
Permanent mortgages guaranteed by U.S. government agencies	196,937	192,712	190,839	200,179	205,950
Home equity	734,620	738,619	747,565	762,556	773,611
Total residential mortgage	1,876,893	1,868,995	1,884,728	1,926,999	1,949,512

Personal	552,697	465,957	430,190	430,510	434,705

Total	$15,941,154	$15,367,441	$15,124,136	$14,684,136	$14,208,037

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014

Bank of Oklahoma:
Commercial	$3,782,687	$3,514,391	$3,529,406	$3,276,553	$3,142,689
Commercial real estate	739,829	677,372	614,995	612,639	603,610
Residential mortgage	1,409,114	1,405,235	1,413,690	1,442,340	1,467,096
Personal	255,387	185,463	190,909	205,496	206,115
Total Bank of Oklahoma	6,187,017	5,782,461	5,749,000	5,537,028	5,419,510

Bank of Texas:
Commercial	3,908,425	3,752,193	3,738,742	3,709,467	3,549,128
Commercial real estate	1,204,202	1,257,741	1,158,056	1,130,973	1,027,817
Residential mortgage	219,126	222,395	228,683	237,985	235,948
Personal	203,496	194,051	156,260	149,827	154,363
Total Bank of Texas	5,535,249	5,426,380	5,281,741	5,228,252	4,967,256

Bank of Albuquerque:
Commercial	375,839	368,027	392,362	388,005	383,439
Commercial real estate	313,422	312,953	291,953	296,696	296,358
Residential mortgage	120,507	121,232	123,376	127,326	127,999
Personal	11,557	10,477	11,939	12,095	10,899
Total Bank of Albuquerque	821,325	812,689	819,630	824,122	818,695

Bank of Arkansas:
Commercial	92,359	76,044	99,086	91,485	95,510
Commercial real estate	69,320	82,225	85,997	87,034	88,301
Residential mortgage	8,169	8,063	6,999	6,807	7,261
Personal	819	4,921	5,189	5,114	5,169
Total Bank of Arkansas	170,667	171,253	197,271	190,440	196,241

Colorado State Bank & Trust:
Commercial	987,076	1,029,694	1,019,454	1,008,316	977,961
Commercial real estate	223,946	229,835	229,721	209,272	194,553
Residential mortgage	53,782	50,138	54,135	55,925	57,119
Personal	23,384	30,683	30,373	27,792	27,918
Total Colorado State Bank & Trust	1,288,188	1,340,350	1,333,683	1,301,305	1,257,551

Bank of Arizona:
Commercial	606,733	608,235	572,477	519,767	547,524
Commercial real estate	507,523	482,918	472,061	432,269	355,140
Residential mortgage	44,047	41,722	37,493	36,161	35,872
Personal	31,060	17,609	12,875	12,394	12,883
Total Bank of Arizona	1,189,363	1,150,484	1,094,906	1,000,591	951,419

Bank of Kansas City:
Commercial	499,412	448,838	424,194	397,570	399,419
Commercial real estate	200,791	192,023	180,714	166,581	162,371
Residential mortgage	22,148	20,210	20,352	20,455	18,217
Personal	26,994	22,753	22,645	17,792	17,358
Total Bank of Kansas City	749,345	683,824	647,905	602,398	597,365

TOTAL BOK FINANCIAL	$15,941,154	$15,367,441	$15,124,136	$14,684,136	$14,208,037

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
Bank of Oklahoma:
Demand	$4,133,520	$3,834,145	$4,068,088	$3,982,534	$3,828,819
Interest-bearing:
Transaction	5,971,819	5,783,258	6,018,381	6,199,468	6,117,886
Savings	226,733	225,580	225,694	227,855	206,357
Time	1,202,274	1,253,137	1,380,566	1,372,250	1,301,194
Total interest-bearing	7,400,826	7,261,975	7,624,641	7,799,573	7,625,437
Total Bank of Oklahoma	11,534,346	11,096,120	11,692,729	11,782,107	11,454,256

Bank of Texas:
Demand	2,627,764	2,689,493	2,565,234	2,511,032	2,639,732
Interest-bearing:
Transaction	2,132,099	1,996,223	2,020,817	2,062,063	2,065,723
Savings	77,902	74,674	74,373	76,128	72,037
Time	549,740	554,106	536,844	547,371	547,316
Total interest-bearing	2,759,741	2,625,003	2,632,034	2,685,562	2,685,076
Total Bank of Texas	5,387,505	5,314,496	5,197,268	5,196,594	5,324,808

Bank of Albuquerque:
Demand	487,286	520,785	508,224	537,466	487,819
Interest-bearing:
Transaction	563,723	529,862	537,156	535,791	519,544
Savings	43,672	41,380	41,802	42,088	37,471
Time	267,821	281,426	285,890	290,706	295,798
Total interest-bearing	875,216	852,668	864,848	868,585	852,813
Total Bank of Albuquerque	1,362,502	1,373,453	1,373,072	1,406,051	1,340,632

Bank of Arkansas:
Demand	27,252	25,397	19,731	31,002	35,996
Interest-bearing:
Transaction	202,857	290,728	284,349	253,691	158,115
Savings	1,747	1,573	1,712	1,677	1,936
Time	24,983	26,203	28,220	28,277	28,520
Total interest-bearing	229,587	318,504	314,281	283,645	188,571
Total Bank of Arkansas	256,839	343,901	334,012	314,647	224,567

Colorado State Bank & Trust:
Demand	497,318	430,675	403,491	412,532	445,755
Interest-bearing:
Transaction	616,697	655,206	601,741	604,665	631,874
Savings	31,927	31,398	31,285	31,524	29,811
Time	296,224	320,279	322,432	340,006	353,998
Total interest-bearing	944,848	1,006,883	955,458	976,195	1,015,683
Total Colorado State Bank & Trust	1,442,166	1,437,558	1,358,949	1,388,727	1,461,438

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
Bank of Arizona:
Demand	326,324	306,425	352,024	271,091	369,115
Interest-bearing:
Transaction	358,556	293,319	298,073	295,480	347,214
Savings	2,893	4,121	2,726	2,900	2,545
Time	29,498	26,750	28,165	28,086	36,680
Total interest-bearing	390,947	324,190	328,964	326,466	386,439
Total Bank of Arizona	717,271	630,615	680,988	597,557	755,554

Bank of Kansas City:
Demand	197,424	234,847	239,609	263,920	259,121
Interest-bearing:
Transaction	153,203	150,253	139,260	157,044	273,999
Savings	1,378	1,570	1,580	1,618	1,274
Time	35,524	36,630	42,262	45,082	45,210
Total interest-bearing	190,105	188,453	183,102	203,744	320,483
Total Bank of Kansas City	387,529	423,300	422,711	467,664	579,604

TOTAL BOK FINANCIAL	$21,088,158	$20,619,443	$21,059,729	$21,153,347	$21,140,859

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.29%	0.28%	0.25%	0.27%	0.28%
Trading securities	2.86%	2.70%	1.85%	2.55%	2.48%
Investment securities:
Taxable	5.41%	5.49%	5.49%	5.51%	5.68%
Tax-exempt	1.53%	1.54%	1.56%	1.56%	1.56%
Total investment securities	3.03%	3.04%	3.05%	3.04%	3.11%
Available for sale securities:
Taxable	2.02%	1.99%	1.92%	1.95%	1.97%
Tax-exempt	4.22%	4.15%	4.21%	4.40%	4.23%
Total available for sale securities	2.04%	2.01%	1.94%	1.98%	1.99%
Fair value option securities	2.32%	2.30%	2.17%	2.28%	2.18%
Restricted equity securities	5.95%	5.95%	5.82%	5.79%	5.77%
Residential mortgage loans held for sale	3.85%	3.79%	3.37%	3.41%	3.87%
Loans	3.55%	3.54%	3.65%	3.59%	3.73%
Allowance for loan losses
Loans, net of allowance	3.60%	3.59%	3.70%	3.64%	3.78%
Total tax-equivalent yield on earning assets	2.86%	2.83%	2.84%	2.80%	2.86%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.09%	0.08%	0.09%	0.10%	0.09%
Savings	0.09%	0.10%	0.11%	0.10%	0.11%
Time	1.26%	1.33%	1.36%	1.46%	1.47%
Total interest-bearing deposits	0.32%	0.34%	0.35%	0.37%	0.38%
Funds purchased	0.11%	0.08%	0.08%	0.09%	0.08%
Repurchase agreements	0.04%	0.03%	0.03%	0.04%	0.04%
Other borrowings	0.38%	0.30%	0.31%	0.32%	0.32%
Subordinated debt	1.13%	1.04%	2.21%	2.52%	2.50%
Total cost of interest-bearing liabilities	0.34%	0.32%	0.35%	0.38%	0.39%
Tax-equivalent net interest revenue spread	2.52%	2.51%	2.49%	2.42%	2.47%
Effect of noninterest-bearing funding sources and other	0.12%	0.10%	0.12%	0.13%	0.14%
Tax-equivalent net interest margin	2.64%	2.61%	2.61%	2.55%	2.61%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
Nonperforming assets:
Nonaccruing loans:
Commercial	$76,424	$33,798	$24,233	$13,880	$13,527
Commercial real estate	9,001	10,956	20,139	19,902	18,557
Residential mortgage	61,240	44,099	45,969	46,487	48,121
Personal	463	494	550	464	566
Total nonaccruing loans	147,128	89,347	90,891	80,733	80,771
Accruing renegotiated loans guaranteed by U.S. government agencies	74,049	81,598	82,368	80,287	73,985
Real estate and other repossessed assets:
Guaranteed by U.S. government agencies[1]	—	—	—	—	49,898
Other	30,731	33,116	35,499	45,551	51,963
Total real estate and other repossessed assets	30,731	33,116	35,499	45,551	101,861
Total nonperforming assets	$251,908	$204,061	$208,758	$206,571	$256,617
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$155,959	$118,578	$122,673	$123,028	$129,022

Nonaccruing loans by loan portfolio sector:
Commercial:
Energy	$61,189	$17,880	$6,841	$1,875	$1,416
Services	10,290	10,692	10,944	4,744	5,201
Healthcare	1,072	1,218	1,278	1,558	1,380
Wholesale/retail	2,919	3,058	4,166	4,401	4,149
Manufacturing	331	352	379	417	450
Other commercial and industrial	623	598	625	885	931
Total commercial	76,424	33,798	24,233	13,880	13,527
Commercial real estate:
Retail	1,319	1,648	3,826	3,857	3,926
Multifamily	274	185	195	—	—
Office	651	684	2,360	2,410	3,420
Industrial	76	76	76	76	—
Residential construction and land development	4,409	4,748	9,367	9,598	5,299
Other commercial real estate	2,272	3,615	4,315	3,961	5,912
Total commercial real estate	9,001	10,956	20,139	19,902	18,557
Residential mortgage:
Permanent mortgage	28,984	30,660	32,187	33,365	34,845
Permanent mortgage guaranteed by U.S. government agencies	21,900	3,885	3,717	3,256	3,712
Home equity	10,356	9,554	10,065	9,866	9,564
Total residential mortgage	61,240	44,099	45,969	46,487	48,121
Personal	463	494	550	464	566
Total nonaccruing loans	$147,128	$89,347	$90,891	$80,733	$80,771

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014

Performing loans 90 days past due[2]	$1,207	$101	$99	$523	$125

Gross charge-offs	$(4,851)	$(5,274)	$(2,877)	$(2,169)	$(7,224)
Recoveries	1,870	3,521	2,206	10,523	5,036
Net recoveries (charge-offs)	$(2,981)	$(1,753)	$(671)	$8,354	$(2,188)

Provision for credit losses	$22,500	$7,500	$4,000	$—	$—

Allowance for loan losses to period end loans	1.41%	1.33%	1.33%	1.35%	1.33%
Combined allowance for credit losses to period end loans	1.43%	1.35%	1.34%	1.35%	1.34%
Nonperforming assets to period end loans and repossessed assets	1.58%	1.33%	1.38%	1.40%	1.79%
Net charge-offs (annualized) to average loans	0.08%	0.05%	0.02%	(0.23)%	0.06%
Allowance for loan losses to nonaccruing loans[2]	180.09%	238.84%	230.67%	255.15%	245.34%
Combined allowance for credit losses to nonaccruing loans[2]	181.46%	243.05%	231.68%	256.39%	246.94%

[1]   Approximately $50 million was reclassified from Real estate and other repossessed assets to Receivables on the balance sheet on January 1, 2015 with the adoption of Financial Accounting Standards Board Update No. 2014-14, Classification of Certain Government Guaranteed Mortgage Loans Upon Foreclosure ("ASU 2014-14"). Upon foreclosure of loans for which the loan balance is expected to be recovered from the guarantee by a U.S. government agency, the loan balance will be directly reclassified to other receivables without including such foreclosed assets in real estate and other repossessed assets.

[2] Excludes residential mortgage loans guaranteed by agencies of the U.S. government.